Exhibit 10.30

AMENDMENT NO. 1 AND WAIVER TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 AND WAIVER TO REGISTRATION RIGHTS AGREEMENT, dated as of January 27, 2006 (this “Amendment No. 1”), by and between IMPART MEDIA GROUP, INC. a Nevada corporation (the "Company"), and LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus").

Reference is made to that certain Registration Rights Agreement, dated as of January 27, 2006, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Registration Rights Agreement”) pursuant to which, among other things, the Company agreed to undertake the registration with the Securities and Exchange Commission of shares issuable pursuant to a warrant to purchase up to 750,000 shares of the Company’s common stock (as amended, modified or supplemented from time to time, the “Initial Warrant”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Registration Rights Agreement; and

WHEREAS, the Company and Laurus have agreed to make certain changes to the Registration Rights Agreement and, in connection therewith, the Company has agreed to issue to Laurus 30,000 shares of the Common Stock of the Company (the “New Shares”);

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    The definitions of “Effectiveness Date” and “Filing Date” contained in Section 1 of the Registration Rights Agreement are hereby deleted in their entirety and the following definitions are hereby inserted in lieu thereof:

“Effectiveness Date” means, (i) with respect to the Registration Statement required to be filed in connection with the Warrants issued on the date hereof, a date no later than November 13, 2006; and (ii) with respect to each additional Registration Statement required to be filed hereunder (if any), a date no later than thirty (30) days following the applicable Filing Date.

"Filing Date" means, with respect to (1) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder upon exercise of a Warrant, July 15, 2006, and (2) the Registration Statement required to be filed in connection with the shares of Common Stock issuable to the Holder as a result of adjustments to the Exercise Price made pursuant to Section 4 of the Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Exercise Price.

2.    The Purchaser hereby agrees to waive all defaults that have occurred or may have occurred directly as a result of the Company’s failure to file the Registration Statement within the time period required by the Registration Rights Agreement prior to giving effect to this Amendment No. 1.

3.    In consideration for the covenants and agreements herein, the Company hereby agrees to issue the New Shares to Laurus on the date hereof.

4.    This Amendment No. 1 shall be effective as of the date hereof following (i) the execution of same by each of the Company and the Laurus and (ii) the issuance by the Company to Laurus of the New Shares.

5.    There are no other amendments to the Registration Rights Agreement, and all of the other forms, terms and provisions of the Registration Rights Agreement remain in full force and effect.

6.    Except as set forth on Schedule A hereto, the Company hereby represents and warrants to Laurus that as of the date hereof all representation, warranties and covenants made by Company in the Registration Rights Agreement are true correct and complete and all of Company’s covenants requirements contained therein have been met.

7.    This Amendment No. 1 shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforce-able by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Amendment No. 1 to Registration Rights Agreement signed in its name effective as of this 12th day of June 2006.

IMPART MEDIA GROUP, INC.

By:	/s/Joseph Martinez
Name: Joseph Martinez
Title: Chief Executive Officer

LAURUS MASTER FUND, LTD.

By:	/s/David Grin
Name: David Grin
Title: Managing Director

SCHEDULE A

The parties hereto agree and acknowledge that:

1.    The Company has not completed the preparation of its financial statements for the quarter ended March 31, 2006 or filed in a timely manner its Quarterly Report on Form 10-Q or Form 10-QSB for that quarter.

2.    As a result of the Company's failure to file its Quarterly Report for the quarter ended March 31, 2006, the Company's stock trading symbol has been modified to add an "e" to indicate such failure. While the Company has not received a notice of delisting from the OTCBB, so long as the Company fails to file such Quarterly Report, there is a possibility that the Company's common stock may be so delisted.